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                                                                     EXHIBIT 4.1

                                MYLEX CORPORATION

                      1998 STOCK OPTION AND INCENTIVE PLAN




       Section 1.  PURPOSE OF PLAN

       The purpose of this 1998 Stock Option and Incentive Plan ("Plan") of Mylex Corporation, a Delaware corporation (the "Company"), is to enable the Company to attract, retain and motivate its employees and consultants and its non-employee directors, and further align their interests with those of the stockholders of the Company, by providing for or increasing the proprietary interests of such persons in the Company.

       Section 2.  PERSONS ELIGIBLE UNDER PLAN

       Any person who is an employee, director or consultant of the Company or any of its subsidiaries (a "Participant") shall be eligible to be considered for the grant of Awards (as hereinafter defined) hereunder. Any director of the Company who is not an employee of the Company or any of its subsidiaries (a "Non-employee Director") shall automatically receive Non-employee Director Options (as hereinafter defined) pursuant to Section 4 hereof.

       Section 3.  AWARDS

       (a) The Committee (as hereinafter defined), on behalf of the Company, is authorized under this Plan to enter into any type of arrangement with a Participant that is not inconsistent with the provisions of this Plan and that, by its terms, involves or might involve the issuance of (i) shares of common stock of the Company ("Common Shares"), or (ii) a right or interest with an exercise or conversion privilege at a price related to the Common Shares or with a value derived from the value of the Common Shares, which right or interest may, but need not, constitute a Derivative Security (as such term is defined in Rule 16a-1 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as such rule may be amended from time to time). The entering into of any such arrangement is referred to herein as the "grant" of an "Award."

       (b) Awards are not restricted to any specified form or structure and may include, without limitation, sales or bonuses of stock, restricted stock, stock options, reload stock options, stock purchase warrants, other rights to acquire stock, securities convertible into or redeemable for stock, stock appreciation rights, limited stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares, and an Award may consist of one such security or benefits or two or more of them in tandem or in the alternative. The terms upon which an Award is granted shall be evidenced by a written agreement executed by the Company and the Participant to whom such Award is granted.


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       (c)    Awards may be issued, and Common Shares may be issued pursuant to an Award, for any lawful consideration as determined by the Committee, including, without limitation, services rendered by the recipient of such Award.

       (d) Subject to the provisions of this Plan, the Committee, in its sole and absolute discretion, shall determine all of the terms and conditions of each Award granted under this Plan, which terms and conditions may include, among other things:

              (i) provisions permitting the Committee to allow the recipient of such Award, including any recipient who is a director or officer of the Company, to pay the purchase price of the Common Shares or other property issuable pursuant to such Award, or such recipient's tax withholding obligation with respect to such issuance, in whole or in part, by any one or more of the following:

                     (A)    the delivery of cash;

                     (B) the delivery of other property deemed acceptable by the Committee;

                     (C) the delivery of previously owned shares of capital stock of the Company valued at Fair Market Value, as defined below, including "pyramiding";

                     (D) a reduction in the amount of Common Shares or other property otherwise issuable pursuant to such Award; or

                     (E) the delivery of a promissory note, the terms and conditions of which shall be determined by the Committee;

              (ii) provisions conditioning or accelerating the receipt of benefits pursuant to such Award, either automatically or in the discretion of the Committee, upon the occurrence of specified events, including, without limitation, a change of control of the Company, an acquisition of a specified percentage of the voting power of the Company, the dissolution or liquidation of the Company, a sale of substantially all of the property and assets of the Company or an event of the type described in Section 8 hereof;

              (iii) provisions specifying the exercise or settlement price for any option, stock appreciation right or similar Award, or specifying the method by which such price is determined, provided that the exercise or settlement price of any option, stock appreciation right or similar Award that is intended to qualify as "performance based compensation" for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), shall be not less than the Fair Market Value (as hereinafter defined) of the underlying Common Shares on the date such Award is granted;

              (iv) provisions relating to the exercisability and/or vesting of Awards, lapse and non-lapse restrictions upon the Common Shares obtained or obtainable under


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       Awards or under the Plan and the termination, expiration and/or forfeiture of Awards; or

              (v) provisions required in order for such Award to qualify as an incentive stock option under Section 422 of the Code (an "Incentive Stock Option").

       (e) For purposes of this Plan, the "Fair Market Value" of a Common Share or other security on any date (the "Determination Date") shall be equal to the closing price per Common Share or unit of such other security on the business day immediately preceding the Determination Date, as reported in The Wall Street Journal, Western Edition, or, if no closing price was so reported for such immediately preceding business day, the closing price for the next preceding business day for which a closing price was so reported, or, if no closing price was so reported for any of the 30 business days immediately preceding the Determination Date, the average of the high bid and low asked prices per Common Share or unit of such other security on the business day immediately preceding the Determination Date on a national securities exchange or on the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ"), or, if the Common Shares are not traded on a national securities exchange or quoted on NASDAQ or such other system then in use on such immediately preceding business day, the average of the closing bid and asked prices on such day as.furnished by a professional market maker making a market in the Common Shares or such other security selected by the Board.

       (f) Notwithstanding Section 3(d), in the event any Award is made while this Plan is subject to Rule 16b-3 promulgated under the Exchange Act ("Rule 16b-3"), as in effect from time to time:

              (i) and Common Shares are issued or issuable under such Award for any type of consideration other then as a bonus without the payment of any consideration, the amount of such consideration shall be equal to the greater of (i) the amount (such as par value) required to be received by the Company in order to assure compliance with applicable state law, or (ii) an amount equal to or greater than 50% of the Fair Market Value of such shares on the date of grant of such Award; and

              (ii) except as otherwise provided by the Committee in the applicable Award agreement and subject to such rules as the Committee may adopt from time to time, any Award granted under this Plan shall by its terms be nontransferable by the holder thereof, other than by will or the laws of descent and distribution, and is exercisable during the Participant's lifetime only by the Participant or by the Participant's guardian or legal representative; provided that, with respect to any transferable Award created by the Committee, the exercise of the Award and related sale of the underlying securities must be covered by an effective registration statement of the Company on a Form S-8 or any successor form, under the Securities Act of 1933, as amended (a "Registered Security").

       (g) All Common Shares issued or issuable under Awards shall be subject to the terms and restrictions contained in the Certificate of Incorporation of the Company.


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       Section 4.  NON-EMPLOYEE DIRECTOR OPTIONS

       (a) Each Non-employee Director (i) upon first being elected as a director of the Company or appointed by the Board of Directors of the Company (the "Board") to fill a vacancy on the Board, or (ii) upon all of his or her options to purchase Common Shares, automatically granted under this Plan or any other stock option plan of the Company, having all fully vested, after the effective date of this Plan shall automatically be granted an option (a "Non-employee Director Option") to purchase 30,000 Common Shares as of the date on which he or she is so elected or appointed or his or her such options have fully vested, as the case may be.

       (b) Each year, on the first business day following the anniversary of the date of grant of the initial option, pursuant to Section 4(a) above, to a Non-employee Director, such Non-employee Director shall automatically be granted a Non-employee Director Option to purchase an additional 12,000 Common Shares.

       (c) If, on any date upon which Non-employee Director Options are to be automatically granted pursuant to this Section 4, the number of Common Shares remaining available for options under this Plan is insufficient for the grant to each Non-employee Director of a Non-employee Director Option to purchase the entire number of Common Shares specified in this Section 4, then a Non-employee Director Option to purchase a proportionate amount of such available number of Common Shares (rounded to the nearest whole share) shall be granted to each Non-employee Director on such date.

       (d) One sixteenth (rounded to the nearest whole share) of the Common Shares subject to each Non-employee Director Option granted under this Plan shall become exercisable, cumulatively, on each of the quarterly anniversaries of the date of grant of such Non-employee Director Option; provided, however, that such Non-employee Director Option shall become fully exercisable on the date upon which the optionee thereunder shall cease to be a Non-employee Director as a result of death or total disability (as defined in Section 22(e)(3) of the Code).

       (e) Each Non-employee Director Option granted under this Plan shall expire upon the first to occur of the following

              (i) The first anniversary of the date upon which the optionee shall cease to be a Non-employee Director as a result of his or her death or total disability (as defined in Section 22(e)(3) of the Code);

              (ii) The 90th day after the date upon which the optionee shall cease to be a Non-employee Director for any reason other than his or her death or total disability (as defined in Section 22(e)(3) of the Code); or

              (iii) The tenth anniversary of the date of grant of such Non-employee Director Option.


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       (f)    Each Non-employee Director Option shall have an exercise price equal to the aggregate Fair Market Value, on the date of grant of such option, of the Common Shares subject thereto.

       (g) Payment of the exercise price of any Non-employee Director Option granted under this Plan shall be made in full in cash concurrently with the exercise of such Non-employee Director Option; provided, however, that, in the discretion of the Board, the payment of such exercise price may instead be made, in whole or in part;

              (i) with Common Shares delivered concurrently with such exercise (such shares to be valued on the basis of the Fair Market Value of such shares on the date of such exercise), provided that the Company is not then prohibited from purchasing or acquiring Common Shares; and/or

              (ii) by the delivery, concurrently with such exercise and in accordance with Section 220.3(e)(4) of Regulation T promulgated under the Exchange Act, of a properly executed exercise notice for such Non-employee Director Option and irrevocable instructions to a broker promptly to deliver to the Company a specified dollar amount of the proceeds of a sale of, or a loan secured by, the Common Shares issuable upon exercise of such Non-employee Director Option.

              (iii) by delivery of a promissory note, the terms and conditions of which shall be determined by the Board.

       (h) All outstanding Non-employee Director Options theretofore granted under this Plan shall become fully exercisable upon the first to occur of the following (if it occurs at least two years after the date this Plan is approved by the Board):

              (i) immediately prior to the consummation of a reorganization, merger or consolidation of the Company as a result of which the outstanding securities of the class then subject to this Plan are exchanged for or converted into cash, property and/or securities not issued by the Company:

              (ii)   the dissolution or liquidation of the Company;

              (iii) the sale of all or substantially all of the property and assets of the Company; or

              (iv) the date of dissemination to the stockholders of the Company of a proxy statement or an information statement disclosing a change of control of the Company.

       (i) Each Non-employee Director Option, except to the extent each of such option and the underlying Common Shares is a Registered Security, shall be nontransferable by the optionee other than by will or the laws of descent and distribution, and shall be exercisable during the optionee's lifetime only by the optionee or the optionee's guardian or legal representative.


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       (j)    Non-employee Director Options are not intended to qualify as
Incentive Stock Options.

       (k) The provisions of this Section 4, designating persons eligible to receive Non-employee Director Options and specifying the amount, exercise price and timing of grants to Non-employee Directors, shall not be amended more than once every six months, other than to comport with changes in the Code or the Employment Retirement Income Security Act of 1974, as amended ("ERISA"), or the rules thereunder, all as further amended from time to time.

       Section 5.  STOCK SUBJECT TO PLAN

       (a) Subject to adjustment as provided in Section 8(b) hereof, the aggregate number of Common Shares issued and issuable pursuant to all Awards (including all Incentive Stock Options) granted under this Plan shall not exceed 2,000,000 at any time. Such maximum number does not include the number of Common Shares subject to the unexercised portion of any Award granted under this Plan that expires or is terminated.

       (b) The aggregate number of Common Shares subject to Awards granted during any calendar year to any one Participant (including the number of shares involved in any Award that has a value derived from the value of Common Shares, or that expires, is canceled or is repriced) shall not exceed 200,000; provided, however, that the limitation set forth in this Section 5(b) shall not apply if such provision is not required in order for Awards to qualify as "performance based compensation" under Section 162(m) of the Code. Further, such aggregate number of shares shall be subject to adjustment under Section 8 only to the extent permitted by Section 162(m) of the Code.

       (c) The aggregate number of Common Shares subject to Awards granted during any calendar year to any Non-employee Director, other than a Non-Employee Director Option, shall not exceed 20,000.

       (d) Subject to adjustment as provided in Section 8(a) hereof, the aggregate number of Common Shares issued and issuable pursuant to all Incentive Stock Options granted under this Plan shall not exceed 1,500,000. Such maximum number does not include the number of Common Shares subject to the unexercised portion of any Incentive Stock Option Award granted under this Plan that expires or is terminated.

       (e) For purposes of Section 5(a) hereof, the aggregate number of Common Shares issued and issuable pursuant to Awards granted under this Plan shall at any time be deemed to be equal to the sum of the following:

              (i) the number of Common Shares that were issued prior to such time pursuant to Awards granted under this Plan, other than Common Shares that were subsequently reacquired by the Company pursuant to the terms and conditions of such Awards and with respect to which the holder thereof received no benefits of ownership such as dividends; plus

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              (ii)   the number of Common Shares that were otherwise issuable
       prior to such time pursuant to Awards granted under this Plan, but that were withheld by the Company as payment of the purchase price of the Common Shares issued pursuant to such Awards or as payment of the recipient's tax withholding obligation with respect to, such issuance: plus

              (iii) the maximum number of Common Shares that are or may be issuable at or after such time pursuant to Awards granted under this Plan prior to such time.

       Section 6.  DURATION OF PLAN

       No Awards shall be made under this Plan after June 30, 2008. Although Common Shares may be issued after such date pursuant to Awards made prior to such date, no Common Shares shall be issued under this Plan after June 30, 2018.

       Section 7.  ADMINISTRATION OF PLAN

       (a) This Plan shall be administered by a committee of the Board (the "Committee"), consisting of two or more directors, each of whom is an "outside director" (as such term is defined under Section 162(m) of the Code, as amended from time to time).

       (b) Subject to the provisions of this Plan, the Committee shall be authorized and empowered to do all things necessary or desirable in connection with the administration of this Plan, including, without limitation, the following:

              (i) adopt, amend and rescind rules and regulations relating to this Plan;

              (ii) determine the persons to whom Awards shall be granted hereunder;

              (iii) grant Awards to Participants and determine the terms and conditions thereof, including the number of Common Shares issuable pursuant thereto;

              (iv) determine the terms and conditions of the Non-employee Director Options that are automatically granted hereunder, other than the terms and conditions specified in Section 4 hereof;

              (v) determine whether, and the extent to which, adjustments are required pursuant to Section 8 hereof;

              (vi) grant or amend Awards that provide for acceleration of vesting upon a reorganization, merger, sale of all or substantially all of the Company's assets or a change in control of the Company, whether or not such acceleration is in the discretion of the Committee or the Board; and

              (vii) interpret and construe this Plan and the terms and conditions of any Award granted hereunder.


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       (c)    All decisions, determinations, and interpretations of the
Committee shall be final and conclusive upon any Participant to whom an Award has been granted and to any other person holding an Award.

       (d) The Committee may, in the terms of an Award or otherwise, temporarily suspend the issuance of Common Shares or Derivative Securities under an Award if the Committee determines that securities law considerations so warrant.

       Section 8.  ADJUSTMENTS

       (a) If the outstanding securities of the class then subject to this Plan are increased, decreased or exchanged for or converted into a different number or kind of shares or securities as a result of a reorganization, merger, consolidation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, spin-off or the like, then, unless the terms of such transaction shall provide otherwise, the Committee shall make appropriate and proportionate adjustments in (i) the number and type of shares or other securities that may be acquired pursuant to Awards, and the exercise purchase price thereof, theretofore granted under this Plan, and (ii) the maximum number and type of shares or other securities that may be issued pursuant to Awards thereafter granted under this Plan.

       (b) If the outstanding securities of the class then subject to this Plan are increased, decreased or exchanged for or converted into cash, property or a different number or kind of shares or securities, or if cash, property or shares or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, consolidation, recapitalization, restructuring, reclassification, dividend (other than a regular cash dividend) or other distribution, stock split, reverse stock split, spin-off or the like, or if all or substantially all of the property and assets of the Company are sold, then, unless the terms of such transaction shall provide otherwise, the Committee shall make appropriate and proportionate adjustments in (i) the number and type of shares or other securities or cash or other property that may be acquired pursuant to Awards, other than Incentive Stock Options, theretofore granted under this Plan and the exercise or settlement price of such Awards, (ii) the maximum number and type of shares or other securities that may be issued pursuant to such Awards thereafter granted under this Plan, (iii) the aggregate number of Common Shares subject to Awards granted during any calendar year to any one Participant, and (iv) the limitation on the number of, and the number of, Common Shares subject to Awards specified in Section 4 and in Section 5(c), respectively.

       Section 9.  AMENDMENT AND TERMINATION OF PLAN

       The Board may amend or terminate this Plan at any time and in any manner, provided, however, that no such amendment or termination shall deprive the recipient, without the consent of such recipient, of any Award theretofore granted under this Plan, or of any of his or her rights thereunder or with respect thereto; provided. further, that if an amendment to the Plan would (a) increase the maximum number of Common Shares that may be issued pursuant to (i) all Awards granted under this Plan, (ii) all Incentive Stock Options granted under this Plan, or (iii) Awards of any type granted under this Plan during any calendar year to any one Participant or Non-employee Director, (b) change the class of persons eligible to receive


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Awards under the Plan, (c) otherwise materially increase the benefits hereunder accruing to Participants who are subject to Section 16 of the Exchange Act in a manner not specifically contemplated herein, or (d) affect the Plan's compliance with Rule 16b-3 or applicable provisions of the Code, as amended from time to time, the amendment shall be approved by the Company's stockholders to the extent required to comply with Rule 16b-3, Sections 422 and 162(m) of the Code, and other applicable provisions of or rules under the Code, as amended from time to time. Notwithstanding the foregoing, the provisions of this Plan designating persons eligible to receive Non-employee Director Options and specifying the amount, exercise price and timing of Awards to Non-employee Directors shall not be amended more than once every six months, other than to comply with changes in the Code or ERISA, or the rules thereunder, as amended from time to time.

       Section 10.  EFFECTIVE DATE OF PLAN

       This Plan shall be effective as of July 1, 1998, the date upon which it was approved by the Board; provided, however, that no Common Shares may be issued under this Plan until it has been approved, directly or indirectly, by the affirmative votes of the holders of a majority of the Common Shares of the Company present, or represented, and entitled to vote at a meeting of such stockholders duly held in accordance with the laws of the State of Delaware.




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